UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/13/2006

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On January 10, 2006, we entered into an employment agreement with W. Brian Olson, our Chief Financial Officer, which replaced his existing employment agreement. The material terms of this agreement are described below.

The agreement provides for an annual base salary of $450,000. The agreement also entitles Mr. Olson to receive during the term of his employment: (i) the same fringe benefits that we generally make available to our executive officers from time to time, (ii) term life and supplemental long-term disability insurance coverage, (iii) four weeks paid vacation per year, (iv) paid sick leave, and (v) a monthly car allowance of $1,500. In addition, during the term of his employment, Mr. Olson will be eligible to participate in each incentive compensation plan that we offer generally to our executive officers from time to time, including cash bonus and long term equity incentive plans.

The employment agreement does not provide for a specific term of employment. Rather, the company can terminate the agreement effective immediately for cause or either the company or Mr. Olson can terminate the agreement without cause upon 30 days prior written notice.

Subject to certain terms and conditions described in the employment agreement, if the company terminates Mr. Olson's employment for any reason other than cause, Mr. Olson is entitled to receive the following severance benefits: (i) a lump sum cash payment equal to two times his base salary then in effect, (ii) continuation of his medical benefits and term life insurance policy for a period of 2 years following the date of termination, (iii) accelerated vesting of all outstanding stock options and other incentive compensation awards, and (iv) limited tax gross up payments to the extent the aggregate severance benefits are subject to excise taxes imposed by Section 280G of the Internal Revenue Code of 1986, as amended. Mr. Olson will not receive any of the foregoing severance benefits if his employment is terminated by the company for cause or if he terminates his employment without good reason.

The foregoing descriptions of the employment agreement are qualified by reference to the complete terms of that agreement, a copy of which is filed herewith as Exhibit 10.1

Item 9.01.    Financial Statements and Exhibits

(c)         Exhibits

Exhibit No. Description

10.1 Employment Agreement, dated January 10, 2006, by and between W. Brian Olson and Quantum Fuel Systems Technologies Worldwide, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: January 11, 2006	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Employment Agreement, dated January 10, 2006, by and between W. Brian Olson and Quantum Fuel Systems Technologies Worldwide, Inc.